                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation in this Amendment No. 3 to the Registration Statement of Old Florida Bankshares, Inc. on Form S-4 of our report dated January 8, 2003 with respect to the consolidated financial statements of Old Florida Bankshares, Inc. included in the proxy statement/prospectus. We also consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.


                                                  /s/ Hacker, Johnson & Smith PA


Tampa, Florida
June 18, 2003